UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2008

PRIVATEBANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

____________________________

Delaware	000-25887	36-3681151
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
70 West Madison Chicago, Illinois		60602 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (312) 683-7100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS

The following exhibits are filed herewith in connection with the Registration Statement on Form S-3 (File Nos. 333-150767 and 333-150767-01) filed by PrivateBancorp, Inc. (the “Company”) and PrivateBancorp Capital Trust IV (the “Trust”) with the Securities and Exchange Commission. In connection with the Registration Statement, on May 9, 2008, the Company and the Trust announced the commencement of an offering of $75 million aggregate liquidation amount of the Trust’s trust preferred securities, representing preferred beneficial interests in the Trust for sale in an underwritten public offering (the “Offering”).

The purpose of this Current Report is to file with the Securities and Exchange Commission (i) the form of Underwriting Agreement in connection with the Offering, (ii) the form of First Supplemental Indenture to the Junior Subordinated Indenture and form of Junior Subordinated Debt Security, relating to the Offering, (iii) the form of Replacement Capital Covenant relating to the Offering, and (iv) the form of opinion of Vedder Price P.C., PrivateBancorp’s special tax counsel, relating to certain tax matters.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

Exhibit No.	Description
1.1	Form of Underwriting Agreement.
4.1	Form of First Supplemental Indenture to the Indenture to be used in connection with the issuance of Junior Subordinated Debt Securities.
4.2	Form of Junior Subordinated Debt Security (included in Exhibit 4.1).
8.1	Form of Opinion of Vedder Price P.C., special tax counsel.
99.1	Form of Replacement Capital Covenant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIVATEBANCORP, INC.

Date: May 15, 2008	By:	/s/Dennis L. Klaeser
Dennis L. Klaeser
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
1.1	Form of Underwriting Agreement.
4.1	Form of First Supplemental Indenture to the Indenture to be used in connection with the issuance of Junior Subordinated Debt Securities.
4.2	Form of Junior Subordinated Debt Security (included in Exhibit 4.1).
8.1	Form of Opinion of Vedder Price P.C., special tax counsel.
99.1	Form of Replacement Capital Covenant.